Exhibit 99.1
MARTHA STEWART LIVING OMNIMEDIA, INC. ANNOUNCES SECOND QUARTER 2006 RESULTS
Each Business Segment Outperformed Guidance
Publishing Ad Revenue Grew 66% or $9.0 Million
Special One-Time Dividend Declared
NEW YORK, July 26/PRNewswire – FirstCall/– Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the second quarter, showing substantial gains that underscore the overall strength of the Company’s business segments. The Company also announced that its Board of Directors approved a special one-time dividend of $0.50 per share.
President and Chief Executive Officer Susan Lyne said: “Our second quarter results confirm that the Company is on very strong footing with revenues up 47%, operating results improving considerably, and each business segment outperforming our guidance. Publishing and Internet delivered significant increases in advertising revenue, while Broadcasting performed well and was a strong driver of demand for our brand. In addition, we recently announced several new Merchandising partnerships, including agreements with Kodak Imaging Network, Inc., Quality Home Brands, LLC and FLOR, Inc. These new agreements are part of our growing portfolio of strategic initiatives with such companies as Macy’s, KB Home and EK Success to diversify our revenue stream and thoughtfully leverage our brand.
“We have a clear roadmap for growth that gives us confidence in the future of our business and in our ability to increase shareholder value. We have successfully navigated a difficult period and are enjoying significant gains in advertising revenue and new business opportunities. With the health and vigor of the Company renewed, we are in a position to return value to our shareholders with this special dividend, while continuing to invest in our business.”
Revenues rose 47% to $67.4 million compared to $46.0 million for the second quarter of 2005, driven by strong performance in Publishing and Internet, along with the inclusion of results from MARTHA, our nationally syndicated daily television show, and the Martha Stewart Living Radio channel on Sirius Satellite Radio.
Operating loss for the second quarter decreased to $(1.8) million, compared to $(34.2) million for the second quarter of 2005. The second quarter results benefited from an increase in high margin advertising revenue. Results for the quarter included a one-time newsstand expense reduction adjustment of $3.2 million ($0.06 per share). The prior period included a $16.8 million ($0.33 per share) non-cash charge related to the vesting of a portion of a warrant granted in connection with the production of our syndicated television show.
Adjusted EBITDA for the second quarter of 2006 was $3.2 million, compared to an adjusted EBITDA loss of $(11.2) million for the second quarter of 2005.
Loss per share from continuing operations was $(0.01) for the second quarter of 2006, ahead of a prior year second quarter loss of $(0.65) and ahead of consensus estimate of $(0.16).
Second Quarter 2006 Results by Segment
Publishing
Revenues in the second quarter of 2006 grew 29% to $40.9 million, driven by higher advertising pages and rates, led by a 47 % increase in ad pages at Martha Stewart Living, and a 22% increase in pages at Everyday Food.
Operating income was $6.1 million for the second quarter of 2006, compared to an operating loss of $(3.3) million in the second quarter of 2005, benefiting from significantly higher ad sales and a one-time newsstand expense reduction adjustment of $3.2 million related to the settlement of certain newsstand-related fees. Results include an investment in Blueprint magazine of $1.7 million as we develop the magazine and build our staff.
Adjusted EBITDA was $6.9 million, compared to an adjusted EBITDA loss of $(2.6) million in the second quarter of 2005.
Highlights
•	Total advertising revenue increased 66% or $9.0 million on continued rate increases, with ad pages up 47% at Martha Stewart Living, and 22% at Everyday Food. The quarter saw particular category strength in food and household equipment.

•	Based on current trends, we expect the growth in ad pages to continue, with an expected third quarter increase of 45% at Martha Stewart Living and 60% at Everyday Food.

•	Body and Soul’s rate base, having increased to 350,000 in March 2006 from 275,000, increased to 400,000 in July 2006.

•	This quarter marked the debut of Blueprint magazine. Our first test issue, with an initial rate base of 250,000, was well received by readers and advertisers alike. The magazine has attracted new advertisers and ad categories that do not appear in our other publications. In August, we will publish the second test issue of Blueprint, followed by six more issues in 2007.
Broadcasting
Revenues in the second quarter of 2006 rose to $11.8 million from $1.8 million in the second quarter of 2005. The quarter included revenue from MARTHA, our nationally syndicated daily show, and the Martha Stewart Living Radio channel on Sirius Satellite Radio, neither of which existed in the prior year.
Operating income was $0.4 million for the second quarter of 2006, compared to an operating loss of $(20.1) million in the second quarter of 2005. Results from the prior year’s quarter include a non-cash charge of $16.8 million associated with the vesting of a portion of a warrant granted in connection with the production of the syndicated TV program.
Adjusted EBITDA was $1.2 million for the second quarter of 2006, compared to an adjusted EBITDA loss of $(2.7) million in the prior year’s second quarter.
Highlights
•	Our hour-long nationally syndicated show, MARTHA, completed its first season, during which it garnered six Daytime Emmy Award nominations and one win for outstanding achievement in art direction/set direction/scenic design. In what is an otherwise sluggish market, the show is registering solid CPM gains.

•	The Broadcasting segment announced three significant new hires. Richard Claflin joined the Company as Vice President of Programming. Jill Boulet is the new Vice President of Marketing, Broadcasting. Elizabeth Aiello is the new Vice President, General Manager of Martha Stewart Living Radio.
Merchandising
Revenues were $10.2 million for the second quarter of 2006, as compared to $10.2 million in the prior year’s second quarter. The quarter included revenue from our relationship with KB Home, which offset modestly lower sales of our Martha Stewart Everyday products at Kmart. The decline in royalty revenue from sales at Kmart in the quarter will not impact full-year results from operations, as we expect to be paid based on guaranteed annual amounts.
Operating income was $5.1 million for the second quarter of 2006, compared to $5.9 million in the second quarter of 2005. The decrease is due largely to investment in personnel to support the growing number of merchandising initiatives we have forged in recent months.
Adjusted EBITDA was $5.6 million for the second quarter of 2006, compared to $6.3 in the second quarter of 2005.
Highlights
We continue to expand our portfolio of new and promising initiatives.
•	Yesterday marked the grand opening of our second branded community in our groundbreaking collaboration with KB Home. KB Home Hampton Oaks: Created with Martha Stewart near Atlanta, Georgia follows our first highly successful Martha Stewart-branded KB Home community in Cary, North Carolina.

•	During the second quarter, we announced an agreement with Quality Home Brands, LLC, a manufacturer of leading brands of lighting and home décor products, to create a new line of Martha Stewart-branded lighting and ceiling fans. Initial products are expected to be introduced in Spring 2007 and will be available through independent lighting and furniture dealers.

•	We also signed an agreement with FLOR, Inc., an eco-friendly manufacturer of residential, high-style modular floor coverings, to manufacture a new line of Martha Stewart-branded carpet tiles; the products will be available through the FLOR catalog and online at www.florcatalog.com beginning in the second half of 2007.
Internet
Revenues rose 107% to $4.6 million, driven chiefly by higher ad sales resulting from increases in both web traffic and ad rates.
Operating income was breakeven in the second quarter of 2006, compared with an operating loss of $1.1 million in the second quarter of 2005. Results benefited from higher ad rates offset slightly by higher operating costs as we invest in staff and technology in advance of the website’s relaunch in first quarter 2007.

Adjusted EBITDA was $0.1 million in the second quarter of 2006, compared to a loss of $(0.9) million in the second quarter of 2005.
Highlights
•	Advertising revenue grew to $2.1 million from $0.2 million, benefiting from a 117% increase in page views year-over-year and higher CPMs.

•	Marthasflowers.com revenue grew to $2.5 million from $2.1 million.

•	Last month, we announced a multiyear agreement with Kodak to develop a line of Martha Stewart-branded personalized photo products. The new line, which will be available on the KODAK EASYSHARE Gallery website and at marthastewart.com, is expected to launch in September with a large selection of holiday offerings such as cards and Photo Books. Additional products and new categories will be introduced at the end of the year and throughout 2007.

•	We continue to make progress as we move from mapping and designing our new website to building it in anticipation of the website’s relaunch in the first quarter of 2007. We will be increasing headcount during the second half of 2006 to support both the relaunch and our new business with Kodak.

•	We recently announced three important new management hires. Thomas Mueller has been named Vice President, Creative Director. Christine Cook assumes the role of Vice President, Interactive Advertising Sales, and Robert Kernen is the Assistant Vice President and Director of Product Management.
Corporate Expenses
Corporate expenses, including depreciation and amortization and non-cash equity compensation, were a loss of $(13.4) million, compared to $(15.7) million in the prior year’s quarter. Corporate expenses, before depreciation and amortization and non-cash equity compensation, declined 6% to $10.7 million. The decrease was driven largely by lower professional fees and employee-related costs.
Trends and Outlook
Howard Hochhauser, Chief Financial Officer, commented: “Our business continues to strengthen. Based on the current trends, we expect to report significant year-over-year improvements in operating results in the third quarter and for the full year. Publishing, the significant earnings driver for the current quarter, will benefit principally from higher advertising revenues and page growth, partially offset by investment spending on Blueprint. Broadcasting will continue to benefit from our Martha Stewart

Living Radio channel on SIRIUS Satellite Radio in the third quarter and for the full year, partially offset by lower profit expectations for season two of the MARTHA television show due to the loss of our cable distribution along with additional promotional spending to launch the second season. Merchandising and Internet will add personnel to support new product line launches, including the launch of our Martha Stewart Collection at Macy’s and our digital photo products initiative with Kodak, while Internet will also be investing to support the launch of our improved website in the first quarter of 2007. With our strong results from this quarter, we will be able to accelerate our investment in Blueprint, our Internet business and our Martha Stewart Collection at Macy’s.
“For the third quarter of 2006, we are expecting revenue in the range of $55 — $57 million, operating income loss in the range of $(10.5) to $(11.5) million and an adjusted EBITDA loss in the range of $(5.5) to $(6.5) million. We remain comfortable with our previous full-year revenue guidance of $270 — $280 million. We will be investing some of the gains from the second quarter to support the roll-out of our new merchandising initiatives and accelerate the investment in Blueprint magazine. Taking together the second quarter upside with the additional investment, we expect to report a full year operating loss in the range of $(6.0) to $(8.0) million with adjusted EBITDA in the range of $12 — $14 million, including an investment in Blueprint magazine of $6 million, as well as nearly $4 million in expenses associated with the development of our Internet business, and the incremental expenses relating to our new merchandising initiatives of $1 million. This compares to prior guidance of adjusted EBITDA in the range of $10-$12 million.”
Stock-Based Compensation
In accordance with a new accounting rule, FASB Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line on our income statement. The stock-based compensation is now presented in the same line as cash compensation paid to the same individuals. Stock-based compensation recognized in prior periods has been reclassified to conform to the presentation in the current period. In the second quarter, the charge related to stock-based compensation was $2.7 million as compared to $21.3 million in the prior year period.
Special Dividend
Last week, our Board of Directors approved a special one-time dividend of $0.50 per share. The special dividend will be payable on September 14, 2006, to stockholders of record on August 31, 2006.

Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses net income before interest, taxes, depreciation, amortization and non-cash equity compensation (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, and (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze, value and compare our operating capabilities to those of companies with whom we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.

Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Merchandising, and Internet. Martha Stewart Living Omnimedia, Inc. is listed on the New York Stock Exchange under the ticker symbol MSO.
The Company will host a conference call with analysts and investors at 10:00 a.m. ET that will be broadcast live over the Internet at www.marthastewart.com/ir.
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We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart by consumers, advertisers and business partners; an adverse resolution to the pending SEC enforcement proceeding against Ms. Stewart arising from her personal sale of non-Company stock; adverse resolution of some or all of the Company’s ongoing litigation; downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company’s industries. Certain of these and other factors are discussed in more detail in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, especially under the heading “Risk Factors”, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

CONTACT: Investors – Howard Hochhauser, Chief Financial Officer, of Martha Stewart Living Omnimedia, Inc., 212-827-8530; Media – Elizabeth Estroff, VP, Corporate Communications, of Martha Stewart Living Omnimedia, Inc., 212-827-8281.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended, June 30
(unaudited, in thousands, except per share amounts)

	2006	2005	% change
REVENUES

Publishing	$40,888	$31,707	29.0%
Broadcasting	11,757	1,847	nm
Merchandising	10,165	10,162	0.0%
Internet	4,634	2,235	107.3%

	67,444	45,951	46.8%

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	35,507	25,753	-37.9%
Selling and promotion	14,052	16,239	13.5%
General and administrative	17,447	36,449	52.1%
Depreciation and amortization	2,236	1,720	-30.0%

Total operating costs and expenses	69,242	80,161	13.6%

OPERATING LOSS	(1,798)	(34,210)	nm

Interest income, net	1,356	890	52.4%

LOSS BEFORE INCOME TAXES	(442)	(33,320)	nm

Income tax provision	(229)	(59)	nm

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(671)	(33,379)	nm

Loss from discontinued operations	(499)	(120)	nm

NET LOSS	$(1,170)	$(33,499)	nm

LOSS PER SHARE – BASIC AND DILUTED
Loss from continuing operations	$(0.01)	$(0.65)
Loss from discontinued operations	(0.01)	(0.00)

Net loss	$(0.02)	$(0.65)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	51,176	51,166

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Six Months Ended June 30,
(unaudited, in thousands, except per share amounts)

	2006	2005	% change
REVENUES

Publishing	$77,176	$57,062	35.2%
Broadcasting	23,077	2,644	nm
Merchandising	21,442	19,554	9.7%
Internet	7,582	5,357	41.4%

Total revenues	129,277	84,617	52.8%

OPERATING COSTS AND EXPENSES

Production, distribution and editorial	68,250	49,998	-36.5%
Selling and promotion	30,802	33,377	7.7%
General and administrative	35,269	51,827	31.9%
Depreciation and amortization	4,444	3,407	-30.4%

Total operating costs and expenses	138,765	138,609	-0.1%

OPERATING LOSS	(9,488)	(53,992)	nm

Interest income, net	2,402	1,659	44.8%

LOSS BEFORE INCOME TAXES	(7,086)	(52,333)	nm

Income tax provision	(296)	(82)	nm

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(7,382)	(52,415)	nm

Loss from discontinued operations	(622)	(252)	nm

NET LOSS	$(8,004)	$(52,667)	nm

LOSS PER SHARE – BASIC AND DILUTED
Loss from continuing operations	$(0.14)	$(1.03)
Loss from discontinued operations	(0.01)	(0.00)

Net loss	$(0.16)	$(1.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	51,192	51,015

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$36,226	$20,249
Short-term investments	79,318	83,788
Accounts receivable, net	37,527	55,381
Inventories, net	4,141	3,910
Deferred television production costs	5,268	6,507
Income taxes receivable	519	519
Other current assets	3,542	4,366

Total current assets	166,541	174,720

PROPERTY, PLANT, AND EQUIPMENT, net	19,300	19,797
INTANGIBLE ASSETS, net	53,605	53,680
OTHER NONCURRENT ASSETS	6,653	5,631

Total assets	$246,099	$253,828

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$22,892	$28,545
Accrued payroll and related costs	9,313	7,488
Income taxes payable	735	476
Current portion of deferred subscription income	28,424	31,060
Current portion of deferred royalty revenue	6,321	6,578

Total current liabilities	67,685	74,147

DEFERRED SUBSCRIPTION REVENUE	9,678	8,688
DEFERRED REVENUE	7,593	7,321
OTHER NONCURRENT LIABILITIES	2,656	3,041

Total liabilities	87,612	93,197

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 25,305 and 24,882 shares issued in 2006 and 2005, respectively	253	249
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,791 and 26,873 shares outstanding in 2006 and 2005, respectively	268	269
Capital in excess of par value	248,627	242,770
Accumulated deficit	(89,886)	(81,882)

	159,262	161,406
Less class A treasury stock – 59 shares at cost	(775)	(775)

Total shareholders’ equity	158,487	160,631

Total liabilities and shareholders’ equity	$246,099	$253,828

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended June 30,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2006	2005
Adjusted EBITDA
Publishing	$6,905	$(2,595)
Broadcasting	1,238	(2,664)
Merchandising	5,610	6,274
Internet	110	(897)

Adjusted EBITDA before Corporate Expenses	13,863	118
Corporate Expenses	(10,690)	(11,332)

Adjusted EBITDA	3,173	(11,214)

NON-CASH EQUITY COMPENSATION
Publishing	708	453
Broadcasting	59	17,293
Merchandising	238	122
Internet	36	10
Corporate Expenses	1,694	3,398

Total Non-Cash Equity Compensation	2,735	21,276

DEPRECIATION AND AMORTIZATION
Publishing	135	248
Broadcasting	755	101
Merchandising	254	209
Internet	68	239
Corporate Expenses	1,024	923

Total Depreciation and Amortization	2,236	1,720

OPERATING INCOME (LOSS)
Publishing	6,062	(3,296)
Broadcasting	424	(20,058)
Merchandising	5,118	5,943
Internet	6	(1,146)

Operating Income (Loss) before Corporate Expenses	11,610	(18,557)
Corporate Expenses	(13,408)	(15,653)

Total Operating Loss	(1,798)	(34,210)
Interest income, net	1,356	890

LOSS BEFORE INCOME TAXES	(442)	(33,320)

Income tax provision	(229)	(59)

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(671)	(33,379)

Loss from discontinued operations	(499)	(120)

NET LOSS	$(1,170)	$(33,499)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Six Months Ended June 30,
(unaudited, in thousands)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).

	2006	2005
Adjusted EBITDA
Publishing	$7,746	$(10,286)
Broadcasting	1,886	(4,827)
Merchandising	12,334	12,375
Internet	159	(2,145)

Adjusted EBITDA before Corporate Expenses	22,125	(4,883)
Corporate Expenses	(21,462)	(21,207)

Adjusted EBITDA	663	(26,090)

NON-CASH EQUITY COMPENSATION
Publishing	1,418	1,243
Broadcasting	279	17,365
Merchandising	515	207
Internet	53	19
Corporate Expenses	3,442	5,661

Total Non-Cash Equity Compensation	5,707	24,495

DEPRECIATION AND AMORTIZATION
Publishing	319	495
Broadcasting	1,500	147
Merchandising	508	418
Internet	103	491
Corporate Expenses	2,014	1,856

Total Depreciation and Amortization	4,444	3,407

OPERATING INCOME (LOSS)
Publishing	6,009	(12,024)
Broadcasting	107	(22,339)
Merchandising	11,311	11,750
Internet	3	(2,655)

Operating Income/(Loss) before Corporate Expenses	17,430	(25,268)
Corporate Expenses	(26,918)	(28,724)

Total Operating Income/(Loss)	(9,488)	(53,992)
Interest income, net	2,402	1,659

LOSS BEFORE INCOME TAXES	(7,086)	(52,333)

Income tax provision	(296)	(82)

LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED OPERATIONS	(7,382)	(52,415)
Loss from discontinued operations	(622)	(252)

NET LOSS	$(8,004)	$(52,667)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Guidance Reconciliation
(in millions)
     The following table presents segment and consolidated financial information, including a reconciliation of operating income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to operating income, depreciation and amortization and non-cash equity compensation are added back to operating income/(loss).
Third Quarter Guidance Reconciliation

	Guidance Range
Adjusted EBITDA	$(6.5)	—	$(5.5)
Depreciation and Amortization	2.0		2.0
Non-cash Equity Compensation	3.0		3.0

Operating Loss	(11.5)	—	(10.5)

Interest Income	1.0		1.0

Pre-tax Income	(10.5)	—	(9.5)

Income Taxes	—		—

Net Income	(10.5)	—	(9.5)

Earnings Per Share	$(0.20)	—	$(0.18)

Avg. Diluted Shares Outstanding	51.5		51.5
Full Year 2006 Guidance Reconciliation

	Guidance Range
Adjusted EBITDA	$12.0	—	$14.0
Depreciation and Amortization	9.0		9.0
Non-cash Equity Compensation	11.0		11.0

Operating Loss	(8.0)	—	(6.0)

Interest Income	4.0		4.0

Pre-tax Income	(4.0)	—	(2.0)

Income Taxes	—		—

Net Income	(4.0)	—	(2.0)

Earnings Per Share	$(0.08)	—	$(0.04)

Avg. Diluted Shares Outstanding	51.5		51.5